Exhibit 10.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is entered into as of March 6, 2014 by and between Columbia Laboratories, Inc., a Delaware corporation (the “Company”), and Coventry Acquisition, LLC, a Delaware limited liability company corporation, as successor by conversion to Coventry Acquisition, Inc. (“Coventry”, and together with the Company, the “Parties” and each a “Party”).

WHEREAS, Coventry owns 1,400,000 shares of common stock of the Company (such 1,400,000 shares, the “Stock”);

WHEREAS, Coventry desires to sell, and the Company desires to purchase, the Stock pursuant to the terms and conditions of this Agreement (the “Repurchase”);

WHEREAS, the Parties are also parties to that certain Investor’s Rights Agreement, dated as of July 2, 2010 (the “Investor’s Rights Agreement”); and

WHEREAS, the Parties intend that upon consummation of the purchase and sale of the Stock pursuant to the terms and conditions of this Agreement (i) the Company shall own all the Stock currently owned by Coventry and (ii) Coventry will cease to own any stock or other securities of the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

SALE OF STOCK

Section 1.1 Sale of Stock. Subject to the terms and conditions of this Agreement, Coventry hereby agrees to sell, assign, transfer and convey to the Company on the Closing Date (as hereinafter defined) the Stock, and the Company hereby agrees to purchase from Coventry the Stock. The purchase price for the Stock shall be an amount equal to the product of (i) the per share price of the Company’s common stock as of the close of trading on the NASDAQ Stock Market on the business day prior to the Closing Date, multiplied by (ii) 0.8925, multiplied by (iii) the number of shares of the Stock (the product of (i), (ii) and (iii) the “Purchase Price” which is agreed to be $8,509,060).

Section 1.2 Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of the Company, 4 Liberty Square, Boston, Massachusetts 02109, on March 7, 2014 (the “Closing Date”), or at such other time and place as the Parties hereto shall mutually agree. In the event that the Company has not filed with the United States Securities and Exchange Commission its Annual Report on Form 10-K prior to the commencement of trading of the Stock on the NASDAQ Stock Market on March 6, 2014, Coventry shall be entitled, at its sole option and discretion, to delay the Closing for up to two business days following the filing of such Annual Report on Form 10-K.

Section 1.3 Closing Deliverables. At the Closing:

(a) Coventry shall deliver to the Company all stock certificates representing the Stock, endorsed to the Company or accompanied by duly executed stock powers or such other instrument of assignment transferring the Stock to the Company as the Company shall reasonably request; and

(b) The Company shall pay to Coventry the Purchase Price via wire transfer of immediately available funds to an account designated in writing by Coventry, or by certified or official bank check.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to Coventry, each of which is true and correct on the date hereof and shall survive the Closing Date.

Section 2.1 Existence and Power. The Company has been duly formed and is existing as a corporation in good standing under the laws of the state of its formation and has the requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Coventry, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. The Company has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, compliance with (i) the provisions of Section 160 of the Delaware General Corporation Law and (ii) the Company’s related party transaction policies and procedures. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been approved by a fully informed vote of the disinterested members of the Company’s board of directors (the “Board”).

Section 2.3 No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by the Company by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the Company’s disclosure and reporting obligations under the Securities Exchange Act of 1934, as amended, with which the Company has complied or will comply in a timely manner.

Section 2.4 Brokers and Finders. The Company has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the purchase of the Stock that will result in any liability on the part of Coventry.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COVENTRY

Coventry hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof and shall survive the Closing Date.

Section 3.1 Existence and Power. Coventry has been duly formed and is existing as a limited liability company in good standing under the laws of the state of its formation and has the requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 3.2 Title to Shares. Coventry has good and valid title to the Stock free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Stock or its ownership rights in such Stock or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Stock.

Section 3.3 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by Coventry and, assuming the due execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Coventry, enforceable against Coventry in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. Coventry has duly taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.4 Sophistication; Due Diligence. Coventry acknowledges and agrees that the Company is not making any express or implied representations or warranties about the Company or in connection with the Repurchase. Coventry has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase and of making an informed investment decision. Coventry and/or Coventry’ advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Stock and the Company and all such questions have been answered to Coventry’s full satisfaction. Coventry is not relying on the Company with respect to the tax and other economic considerations of the Repurchase, and Coventry has relied on the advice of, or has consulted with, Coventry’s own advisors.

Section 3.5 Certain Information. Coventry acknowledges and understands that the Company may possess material non-public information not known to Coventry that may impact the value of the Stock that the Company has not disclosed to Coventry, including, without limitation (i) information received by principals and employees of the Company in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, (ii) information otherwise received on a confidential basis, and (iii) information received on a privileged basis from the attorneys and financial advisers representing the Company and the Board. Coventry understands, based on its experience, the disadvantage to which Coventry is subject due to the disparity of information between the Company and Coventry, but nevertheless acknowledges that Coventry has deemed it appropriate to engage in the Repurchase. Without limitation to the foregoing, Coventry acknowledges that pursuant to the Investor’s Rights Agreement, Coventry has designated a representative to the Board, and therefore, in addition to any publicly available information and information available to it as a shareholder, Coventry has had access to the same information with respect to the Company as is generally available to the Company’s directors.

Section 3.6 No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by Coventry by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than Coventry’s disclosure and reporting obligations under the Securities Exchange Act of 1934, as amended, with which Coventry has complied or will comply in a timely manner.

Section 3.7 Brokers and Finders. Coventry has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the purchase of the Stock that will result in any liability on the part of the Company.

ARTICLE IV

MUTUAL RELEASE

Section 4.1 Company Release. Coventry, for itself and its affiliates, and their respective directors, officers, employees, shareholders, agents, professionals, successors and assigns, hereby releases and forever discharges the Company and its officers, directors, agents, stockholders, successors, and assigns from any and all past, present, and future actions, liabilities, and all other claims whatsoever, whether in contract or in tort or pursuant to statute, whether known now or at any other time, based in whole or in part on any matter occurring prior to the date hereof, and whether relating to claims pending on, or asserted after, the date hereof, with respect to (i) the Stock, except as to its right to enforce the terms of this Agreement, or (ii) the Investor’s Rights Agreement and any of the rights or obligations thereunder.

Section 4.2 Coventry Release. The Company, for itself and its affiliates, and their respective directors, officers, employees, shareholders, agents, professionals, successors and assigns, hereby releases and forever discharges Coventry and its officers, directors, agents, stockholders, successors, and assigns from any and all past, present, and future actions, liabilities, and all other claims whatsoever, whether in contract or in tort or pursuant to statute, whether known now or at any other time, based in whole or in part on any matter occurring prior to the date hereof, and whether relating to claims pending on, or asserted after, the date hereof, with respect to (i) the Stock, except as to its right to enforce the terms of this Agreement, or (ii) the Investor’s Rights Agreement and any of the rights or obligations thereunder.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination of Investor’s Rights Agreement. Except with respect to Section 3.7 thereof, the Parties hereby confirm that the Investor’s Rights Agreement, and the rights and obligations of each Party thereunder (including, without limitation, the Company’s registration obligations pursuant to Section 2, Coventry’ right to designate a member of the Company’s Board pursuant to Section 3, and Coventry’ agreement with respect to the transfer of the Stock pursuant to Section 4) will terminate upon the Closing; provided, however, that pursuant to Section 3.5 of the Investor’s Rights Agreement, the current Investor Designee (as therein defined) may continue as a member of the Board until the Company’s next annual meeting of stockholders; provided, further, that the confidentiality obligations of the Investor Designee pursuant to (i) the Investor’s Rights Agreement, (ii) that certain confidentiality agreement, dated as of July 2, 2010, by and between the Company and Fred Wilkinson (as Investor Designee), and (iii) any other confidentiality obligations of the Investor Designee, including under applicable law (which obligations shall specifically include, among other things, maintaining the confidentiality of any and all information that was received by the Investor Designee pursuant to his service on the Board), shall all survive termination of the Investor’s Rights Agreement.

Section 5.2 Expenses. Each Party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, except as otherwise expressly provided in this Agreement or any other agreement entered into between the Parties.

Section 5.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement and any other documents executed in connection herewith shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid or (iii) sent by next-day or overnight mail or delivery or sent by facsimile (upon written confirmation of receipt) as follows:

If to Company:

Columbia Laboratories, Inc.

4 Liberty Square

Boston, Massachusetts 02109

Attention: Jonathan Lloyd Jones

Fax: (617) 482-0618

with a copy (which shall not constitute notice) to:

Reed Smith, LLP

599 Lexington Avenue

New York, New York 10022

Attention: Herbert Kozlov, Esq.

Fax: (212) 521-5450

If to Coventry:

Coventry Acquisition, LLC

Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Attention: Sig Kirk

Senior Vice President, Corporate Business Development

Fax: (862) 261-8043

with a copy (which shall not constitute notice) to:

Chief Legal Officer – Global and Secretary

Fax: (862) 261-8043

or to such other Person or address as either Party shall specify by notice in writing in accordance with this Section 5.3 to the other Party hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered and (iv) if by fax, on the next day following the day on which such fax was sent.

Section 5.4 Governing Law; Consent to Exclusive Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

(b) The state or federal courts located within the State of New York shall have exclusive jurisdiction over any and all disputes between the Parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the Parties consent to and agree to submit to the exclusive jurisdiction of such courts. Each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The Parties hereby agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

Section 5.5 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT AGAINST ANY OTHER PARTY TO THIS AGREEMENT WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO THIS AGREEMENT OR ANY PORTION OF THIS AGREEMENT, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL REGARDING THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF ITS RIGHT TO A JURY TRIAL.

Section 5.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, permitted assigns, representatives, heirs and beneficiaries, as applicable.

Section 5.7 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties hereto and their respective successors.

Section 5.8 Further Assurances. Each Party agrees to execute such further documents and instruments as shall be necessary to fully carry out the terms of this Agreement. Any consent or approval required of Coventry or the Company by this Agreement shall not be unreasonably withheld. Each Party agrees that for a reasonable period of time after the date hereof, each will reasonably cooperate with the other Party by making available through its respective officers, agents, employees and counsel such information and other cooperation as is reasonably requested by the other Party.

Section 5.9 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

Section 5.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of fax, portable document format (.pdf) or other electronic means shall be treated as though such reproductions are executed originals.

Section 5.11 Entire Agreement. This Agreement constitutes the entire agreement between Company and Coventry and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 5.12 Amendments. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 5.13 Severability. If any term, provision or restriction of this Agreement shall be held invalid, void, illegal or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COLUMBIA LABORATORIES, INC.

By:	/s/ Frank Condella

Name: Frank Condella

Title: President & CEO

COVENTRY ACQUISITION, LLC

By:	/s/ David Buchen

Name: David Buchen

Title: Secretary

[Signature Page to Stock Purchase Agreement]